UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

     Date  of  Report  (Date  of earliest  event  reported): November 5, 2003


                    Too Gourmet, Inc.
               ---------------------------
   (Exact Name of Registrant as Specified in Its Charter)

                         Nevada
                    ----------------
       (State or other jurisdiction of incorporation)


          000-33333                         33-0967353
      -----------------                ---------------------
   (Commission File Number)      (I.R.S. Employer Identification No.)


  2020 Main Street, Suite 600, Irvine, California          92614
  -----------------------------------------------         -------
     (Address of Principal Executive Offices)            (Zip Code)


                         949-223-7103
                     --------------------
    (Registrant's Telephone Number, including area code)



  (Former Name or Former Address, if Changed Since Last Report)






TOO GOURMET 3\8-K.1               - 1 -





Item 1.   Changes in Control of Registrant.

     Pursuant to an Asset Purchase and Sale Agreement (the "Acquisition Agreement"), with an effective date of September 22, 2003, by and among Prof. Dr. Dr. Hans-Jurgen Reimann ("Prof. Reimann") and Dr. Antje Reimann ("Dr. Reimann") and Too Gourmet, Inc., a Nevada corporation (the "Registrant"), and Global Life Sciences, Inc., a Nevada corporation formed as its wholly-owned subsidiary, the Registrant acquired (the "Transaction") the medical business assets and related intellectual property of a medical laboratory and service provider, doing business as the Internationale Fachklinik ("lab") located in Schwerin, Germany (the "Acquired Assets and Business") from Prof. Reimann and Dr. Reimann. The closing of the Transaction was November 5, 2003, subject to the conclusion of the 10-day period (the "10-day Period") that will follow the date on which the Registrant files its Schedule 14f-1 with the Securities and Exchange Commission (the "Commission") and transmits such Schedule to its stockholders of record. In exchange for the Acquired Assets and Business, the Registrant issued to Prof. Reimann and Dr. Reimann, and their respective designees, (i) twenty-six million five hundred thousand (26,500,000) shares (the "Acquisition Shares") of the Registrant's common stock, $0.001 par value per share, and (ii) options to purchase up to an additional three million five hundred thousand (3,500,000) shares of common stock at an exercise price of $0.10 per share, exercisable on or before September 21, 2006 (the "Acquisition Options").

     As a result of the Transaction, but assuming that the Acquisition Options are not exercised, Prof. Reimann will own approximately 51.3%, and Dr. Reimann will own approximately 3.1%, of the issued and outstanding shares of common stock of the Registrant, the sole class of its voting stock.

     As part of the Transaction, following the conclusion of the 10-day Period, the following changes to the Registrant's directors and officers will occur:

  *    Mr. Robert Byers, the Registrant's President, Chief
     Financial Officer, Secretary, and a member of its Board of Directors, will resign such positions.

  * Mr. Randolf W. Katz, a member of the Registrant's Board of Directors, will resign such position.

  * Mr. Harrysen Mittler, the Registrant's Chief Executive Officer, will resign such position and will be appointed as Chief Financial Officer; further, Mr. Mittler will continue to serve as a member of the Registrant's Board of Directors, but will no longer serve as its Chairman.

  *    Prof. Reimann will be appointed as the Registrant's
     Chairman of the Board, President, and Chief Executive
     Officer.

  * Dr. Reimann will be appointed to the Registrant's Board of Directors.

  * Ms. Claudia Knotzsch will be appointed as the Registrant's Secretary and Vice President/General Counsel.

  * Mr. Thomas Kuspert will be appointed as the Registrant's Vice President/Business Development and
     Controller.





TOO GOURMET 3\8-K.1               - 2 -





     The following table sets forth certain information known to the Registrant regarding the beneficial ownership of the Registrant's common stock, as of November 5, 2003
(immediately preceding the closing of the Transaction), by
(a) each beneficial owner of more than five percent of the Registrant's common stock, (b) each of the Registrant's directors, and (c) all of the Registrant's directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                        Amount and Nature of
 Name                   Beneficial Ownership (1)     Percentage of Class
------------------------------------------------------------------------
Harrysen Mittler              100,000                       1.7%

Robert Byers                   80,000                       1.3%

Randolf W. Katz                   -0-                        *

Glynn Fisher                  550,172                       9.2%

All directors and
executive officers as         180,000                       3.0%
a group (3 persons)


  *    Represents less than one percent.

  1.The  Registrant  believes that  all  persons  have  full voting and investment power to respect to the shares. Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares a power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which the person has the right to acquire within 60 days, such as warrants or options to purchase shares of the Registrant's common stock.

     The following table sets forth certain information known to the Registrant regarding the beneficial ownership of the Registrant's common stock, as of November 5, 2003 (immediately following the closing of the Transaction, subject to the conclusion of the 10-day Period, and taking into effect the issuance of the Acquisition Shares,), by (a) each beneficial owner of more than five percent of the Registrant's common stock, (b) each of the Registrant's directors, and (c) all of the Registrant's directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.










TOO GOURMET 3\8-K.1               - 3 -








                        Amount and Nature of
 Name                   Beneficial Ownership (1)     Percentage of Class
------------------------------------------------------------------------

Prof. Reimann              16,680,000                   51.3%

Dr. Reimann                 1,000,000                    3.1%

Harrysen Mittler              100,000                     *

All directors and
executive officers as      19,580,000                   60.4%
a group (5 persons)


  *    Represents less than one percent.

  1.The  Registrant  believes that  all  persons  have  full voting and investment power to respect to the shares. Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares a power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which the person has the right to acquire within 60 days, such as warrants or options to purchase shares of the Registrant's common stock.

  2.Assumes  that the Acquisition Options are not exercised.
     If the Acquisition Options exercised, the percentages set forth above would be 46.3%, 2.8%, and 54.4%, respectively.

Item 2.   Acquisition or Disposition of Assets.

     The Transaction.  Pursuant to the Acquisition
Agreement, the Registrant acquired the Acquired Assets and Business from Prof. Reimann and Dr. Reimann. In consideration of the Acquired Assets and Business, the Registrant issued to Prof. Reimann and Dr. Reimann, and their respective designees, the Acquisition Shares and the Acquisition Options. As a result of the Transaction, and assuming that the Acquisition Options are not exercised, Prof. Reimann will own approximately 51.3%, and Dr. Reimann will own approximately 3.1%, of the issued and outstanding shares of common stock of the Registrant, the sole class of its voting stock.

     The Acquired Business. Under the direction of Prof. Reimann, Professor at University of Rostock and at Humboldt University in Berlin, Germany, Ph.D. in Biochemistry and Ph.D. in Medicine, the lab specializes in the research, analysis, and in vitro diagnosis of live biopsy tissue samples for allergic, immunological, and environmentally related disorders. In order to improve the quality of test results, Prof. Reimann developed and patented a unique device, known as a "Tabox", which enables the precise analysis of the effects of allergens and toxins on the human body in an in vitro environment. Currently, the lab operates a total of twenty-eight inter-clinic Tabox systems as proprietary devices, which are available to practitioners, clinics, and other medical clients on a lease-only basis. The lab charges its lessees a user fee for each tissue sample processed at the lab.






TOO GOURMET 3\8-K.1               - 4 -







Item 7.   Financial Statements and Exhibits

a.   Financial Statements

1.   Financial Statements of Business Acquired

     The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required statements will be filed as soon as practicable, but no later than 60 days after the date this Form 8-K is required to be filed.

2.   Pro forma Financial Information

     The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item
7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

b.   Exhibits.

10.1 Asset Purchase and Sale Agreement, by and among Prof. Dr. Dr. Hans-Jurgen Reimann and Dr. Antje Reimann and Too Gourmet, Inc., a Nevada corporation, and Global Life Sciences, Inc., a Nevada corporation formed as its wholly-owned subsidiary.

99 Press Release by Too Gourmet, Inc., dated November 5, 2003, concerning the acquisition of the medical business assets and related intellectual property of a medical laboratory and service provider, doing business as the Internationale Fachklinik located in Schwerin, Germany from Prof. Reimann and Dr. Reimann.













TOO GOURMET 3\8-K.1               - 5 -








                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         TOO GOURMET, INC.


November 5, 2003              By: /s/ Harrysen Mittler
                                  --------------------
                              Harrysen Mittler
                              President and Chief Executive Officer































TOO GOURMET 3\8-K.1               - 6 -






Exhibit Index.

10.1 Asset Purchase and Sale Agreement, by and among Prof. Dr. Dr. Hans-Jurgen Reimann and Dr. Antje Reimann and Too Gourmet, Inc., a Nevada corporation, and Global Life Sciences, Inc., a Nevada corporation formed as its wholly-owned subsidiary.

99 Press Release by Too Gourmet, Inc., dated November 5, 2003, concerning the acquisition of the medical business assets and related intellectual property of a medical laboratory and service provider, doing business as the Internationale Fachklinik located in Schwerin, Germany from Prof. Reimann and Dr. Reimann.



























TOO GOURMET 3\8-K.1               - 7 -